UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 25, 2014

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The press release dated February 25, 2014 concerning financial results of Carrizo Oil & Gas, Inc. (the “Company”) for the quarter and year ended December 31, 2013, furnished as Exhibit 99.1 to this report, is incorporated by reference herein.
The press release contains measures which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. We present Adjusted EBITDA, as defined in the press release, on a total and a per share basis for the quarters ended December 31, 2013 and 2012 and the years ended December 31, 2013 and 2012. We believe Adjusted EBITDA, as defined, may provide investors and analysts useful information relative to the valuation, comparison, rating and investment recommendations of companies in the oil and gas industry. Adjusted EBITDA, as defined, is a financial measure commonly used in the oil and gas industry and should not be considered in isolation or as a substitute for net income (loss) from continuing operations, operating income or any other measure of a company's financial performance or profitability presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Because Adjusted EBITDA, as defined, excludes some, but not all, items that affect net income (loss) from continuing operations, the Adjusted EBITDA, as defined, presented in the press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income (loss) from continuing operations, and information reconciling the GAAP and non-GAAP financial measures were included in the press release.
We present adjusted net income, excluding certain items from net income (loss) from continuing operations typically excluded from earnings estimates published by the investment community, on a total and a per share basis for the quarters ended December 31, 2013 and 2012 and the years ended December 31, 2013 and 2012. We believe that this information will assist investors and analysts to compare results between periods and identify operating trends that would otherwise be masked by those certain items. Adjusted net income should not be considered in isolation or as a substitute for net income (loss) from continuing operations, operating income or any other measure of a company's financial performance or profitability presented in accordance with GAAP. Because adjusted net income excludes some, but not all, items that affect net income (loss) from continuing operations, the adjusted net income presented in the press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income (loss) from continuing operations, and information reconciling the GAAP and non-GAAP measures were included in the press release.
We present adjusted oil and gas revenues, which includes the net cash received from settlements of our oil and gas derivatives for the quarters ended December 31, 2013 and 2012 and the years ended December 31, 2013 and 2012. We believe that this information will assist investors and analysts to understand our actual results, which are impacted by the net cash received from settlements of our oil and gas derivatives. The most comparable GAAP financial measure, total oil and gas revenues, and information reconciling the GAAP and non-GAAP measures were included in the press release.
We present discretionary cash flows from continuing operations for the quarters ended December 31, 2013 and 2012 and the years ended December 31, 2013 and 2012. We believe that this information may provide additional information about our ability to meet our future requirements for debt service, capital expenditures and working capital. Discretionary cash flows from continuing operations should not be considered in isolation or as a substitute for net cash provided by operating activities from continuing operations or any other cash flow or liquidity measure under GAAP. Our computation of discretionary cash flows from continuing operations may differ significantly from the computation used by other companies to compute similar measures. As a result, our discretionary cash flows from continuing operations may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net cash provided by operating activities from continuing operations, and information reconciling the GAAP and non-GAAP measures were included in the press release.
We present the PV-10 value of our proved reserves as of December 31, 2013, which is equal to the present value, discounted at 10% per annum, of the estimated future cash flows of our proved reserves, before deducting future income taxes. We believe that the presentation of a pre-tax PV-10 value provides relevant and useful information because it is widely used by investors and analysts as a basis for comparing the relative size and value of the Company's proved reserves to other oil and gas companies. Because many factors that are unique to each individual company may impact the amount and timing of future income taxes, the use of a pre-tax PV-10 value provides greater comparability when evaluating oil and gas companies. The PV-10 value is not a measure of financial or operating performance under GAAP, nor is it intended to represent the current market value of proved oil and gas reserves. This definition of PV-10 value may differ significantly from the definitions used by other companies to compute similar measures. As a result, the PV-10 value as defined above may not be comparable to similar measures provided by other companies. The most comparable GAAP financial measure, the standardized measure of future net cash flows, and information reconciling the GAAP and non-GAAP measures were included in the press release.

We discuss Finding and Development Cost per unit of production ("F&D Cost") for the year ended December 31, 2013. F&D Costs are non-GAAP metrics commonly used by us, as well as analysts and investors, to measure and evaluate our cost of adding proved reserves. The drill-bit F&D Cost and all sources F&D Cost can be computed from information provided in the press release and is defined as the sum of exploration costs and development costs divided by the sum of proved reserve extensions and discoveries and revisions of previous estimates. All sources F&D Cost is defined as the sum of exploration costs, development costs and unproved property acquisition costs divided by the sum of proved reserve extensions and discoveries and revisions of previous estimates. The impact of divestitures on each of these metrics may be considered by including sales of reserves in place in the denominator. These definitions of F&D Costs may differ significantly from definitions used by other companies to compute similar measures. As a result, the F&D Costs defined above may not be comparable to similar measures provided by other companies.
Due to various factors, including timing differences, F&D Costs do not necessarily reflect precisely the costs associated with particular reserves. For example, development costs may be recorded in periods after the periods in which the related reserves are recorded. In addition, changes in commodity prices can affect the magnitude of recorded increases or decreases in reserves independent of the related cost of such increases.
We discuss reserve replacement from all sources for the year ended December 31, 2013. Reserve replacement ratios are non-GAAP metrics commonly used by us, as well as analysts and investors, to evaluate our ability to replenish annual production and grow our proved reserves. Reserve replacement from all sources can be computed from information provided in the press release and is defined as the sum of proved reserve extensions and discoveries and revisions of previous estimates divided by production for the corresponding period. The impact of divestitures on the reserve replacement from all sources may be considered by including sales of reserves in place in the denominator. This definition of reserve replacement from all sources may differ significantly from definitions used by other companies to compute similar measures. As a result, reserve replacement from all sources as defined above may not be comparable to similar measures provided by other companies.
The reserve replacement ratio is limited because it typically varies widely based on the extent and timing of new discoveries and property acquisitions. Its predictive and comparative value is also limited for the same reasons. The ratio does not distinguish between changes in reserve quantities that are producing and those that will require additional time and capital to begin producing. In addition, since the ratio does not take into consideration the cost or timing of future production of new reserves, it cannot be used as a measure of value creation.
None of the information furnished in this Item 2.02 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 2.02 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 2.02 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 25, 2014 announcing financial results for the fourth quarter and full year 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Chief Financial Officer, Vice President, Secretary and Treasurer
Date: February 25, 2014

EXHIBIT INDEX
99.1 Press Release dated February 25, 2014 announcing financial results for the fourth quarter and full year 2013.